                         AMENDMENT AGREEMENT No. 4

   to the Loan Agreement of July 6, 1998 in the amount of DM 508 million between

            ZELLSTOFF- UND PAPIERFABRIK ROSENTHAL GMBH & CO KG

               (hereinafter referred to as the "BORROWER")

                                    and

            BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT

          acting in on its own behalf as well as representing the

                       LENDERS of the LOAN AGREEMENT

                       (as defined in the following)


The BORROWER, the Bayerische Vereinsbank Aktiengesellschaft ("BV") and the Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft ("Hypo-Bank") or the banks referred to on the signature page of this Agreement (hereinafter referred to jointly with the Bayerische Hypo- und Vereinsbank AG as the "LENDERS") concluded on July 6, 1998 the LOAN AGREEMENT, on July 28, 1998 Amendment Agreement No. 1 to the LOAN AGREEMENT, on November 11, 1998 and November 30, 1998 Amendment Agreement No. 2 to the LOAN AGREEMENT and on March 1, 2000 Amendment Agreement No. 3 to the LOAN AGREEMENT (the Loan Agreement of July 6, 1998 and the Amendment Agreements No. 1 - 3 are referred to jointly in the following as the "LOAN AGREEMENT").

The BV and the Hypo-Bank merged on August 31, 1998 to form Bayerische Hypo- und Vereinsbank AG. All the rights and obligations of BV and Hypo-Bank under the LOAN AGREEMENT as well as the other agreements concluded in connection with the LOAN AGREEMENT with the BV and/or the Hypo-Bank as a party passed to Bayerische Hypo- und Vereinsbank AG as a result of the merger.

The banks referred to on the signature page of this Agreement have acceded to this LOAN AGREEMENT by assignment/transfer in accordance with Article 30 of the LOAN AGREEMENT.


The BORROWER and the LENDERS now, therefore, agree as follows:

I. Amendments to the LOAN AGREEMENT

1. Article 1.34 of the LOAN AGREEMENT will be amended to the extent that the COMPLETION DATE shall mean June 30, 2000.


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2.  The following addition will be made to the end of Article 1.36, sentence 2 of the LOAN AGREEMENT: "...as well as the sum of all interest, the amount of the principal and the commissions that were payable under this Agreement during this period (adjusted respectively by payments or receipts by the BORROWER under interest rate hedging agreements entered into by the BORROWER with the approval of the FACILITY AGENT)."

3. In Article 1.52 of the LOAN AGREEMENT the following words shall be added after "C&L Ausfallburgschaft": "..., all the pledge agreements to be entered into in the future between the BORROWER and the LENDERS in relation to the claims of the BORROWER under the HEDGING AGREEMENTS pursuant to Article 20.4 of the LOAN AGREEMENT as provided in the model attached to Annex 1 of the Amendment Agreement No. 4 to this LOAN AGREEMENT".

4. Article 1.61, sentence 1 shall read as follows (modified text is marked):

    "1.61 "Required Balance" shall mean the amount to be maintained as security in the DEBT SERVICE RESERVE ACCOUNT as from the fifth BUSINESS DAY after Amendment Agreement No. 4 to this LOAN AGREEMENT takes effect (the "DAY OF PAYMENT") until the LOAN has been repaid in full, which at least shall equal the aggregate of (i) the amounts payable by the BORROWER under this FACILITY as principal on the two REPAYMENT DATES immediately following such date (but, for clarification purposes, excluding any extraordinary repayment to be effected by the BORROWER pursuant to Article 9.4), (ii) the amounts reasonably estimated by the FACILITY AGENT as to be payable as interest on the outstanding principal during the 12 month period ending on the second of such REPAYMENT DATES (adjusted by payments or receipts of the BORROWER under interest rate hedging agreements concluded by the BORROWER under the HEDGING STRATEGY with the approval of the FACILITY AGENT), (iii) the amounts of the fees payable to C&L in connection with the C&L AUSFALLBURGSCHAFT during such period, and (for the first time starting in March 31, 2002) (iv) the ADDITIONAL RESERVE; the amount of the first REQUIRED BALANCE shall be determined at the latest on the DAY OF PAYMENT by the FACILITY AGENT. Thereafter the REQUIRED BALANCE shall be recalculated by the FACILITY AGENT on each INTEREST RATE DETERMINATION DATE and shall be notified to the BORROWER without delay."

5.  Article 1.73 shall read as follows:

    "DEBT SERVICE RESERVE ACCOUNT" shall mean the accounts (including investment and currency accounts) with VEREINSBANK, Dresden branch, and with HypoVereinsbank Luxembourg Societe Anonyme opened by the BORROWER for the purpose referred to in Article 20.1."

6.  The following sub-paragraphs will be included at the end of Article 1:

    "1.100 "HEDGING STRATEGY" shall mean the strategy agreed upon in each case between the BORROWER and the MAJORITY OF THE LENDERS in relation to this LOAN AGREEMENT for the purpose of securing the interest, currency and cellulose price risks of the BORROWER."


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    "1.101 "HEDGING AGREEMENTS" shall mean all agreements for the purpose of securing the interest, currency and cellulose price risks of the BORROWER that the BORROWER will enter into with the Bayerische Hypo- und Vereinsbank AG in connection with the HEDGING STRATEGY agreed upon with the LENDERS."

    "1.102 "ADDITIONAL RESERVE" shall mean, up to a maximum sum of DM 10,000,000.00 in total, 15% of all amounts that are entered into the PROCEEDS ACCOUNT on a REPAYMENT DATE (for the first time, however, on March 31, 2002) and could be transferred by the BORROWER under Article
    20.2 (b) (after exceptional repayments pursuant to Article 9.4 (a) in conjunction with Article 20.2 (b) of the LOAN AGREEMENT but without taking into account the obligation of the BORROWER to provide the ADDITIONAL RESERVE) to the SHAREHOLDER ACCOUNT insofar as these amounts otherwise meet the requirements of Article 20.2 (c) (i) and
    (ii)."

7.  Article 5.4 of the LOAN AGREEMENT is amended at the end as follows:
    "With regard to the arrangement under sub-paragraph 2 of Amendment Agreement No. 1 of December 13, 2000 relating to the Agreement on obligations of the shareholders of July 6, 1998, the BORROWER shall not draw any amounts in excess of DM 453,000,000.00."

8. The following addition shall be made to the end of Article 9.5 of the LOAN AGREEMENT: "...unless the REPAYMENT DATE would fall in the next calendar month as a result. In such a case, the REPAYMENT DATE shall be the business day immediately prior to this with the result that the INTEREST PERIOD is correspondingly shortened."

9.  Article 19.1 (b) of the LOAN AGREEMENT shall be amended as follows:
    "The BORROWER shall submit to the FACILITY AGENT within 60 days after the end of a fiscal year or half-year, respectively, of the BORROWER the information required to calculate the ANNUAL DEBT SERVICE COVER RATIO pursuant to Article 21.2 that is to be confirmed in each case by the BORROWER's auditors. The BORROWER shall further submit within 90 days after the end of a fiscal year or half-year, respectively, of the BORROWER the cash flow projections concerning the BORROWER for the period ending on the GENERAL TRANCHE FINAL MATURITY DATE,..."

10. The following addition shall be made to the end of Article 19.4.1 (j)
    (cc) of the LOAN AGREEMENT: "insofar as these persons do not act with intent. The waiver relating to rights of subrogation and actions does not refer to intent and not to rights vis-a-vis persons other than the third persons named in the first sentence of this paragraph."

11. Article 19.4.1 (j) (dd) of the LOAN AGREEMENT shall be amended as follows: "If under the terms of the insurance policy the insurers are exempted from the obligation to pay compensation due to the conduct of the BORROWER as the insured, the insurers shall nevertheless pay the compensation in the amount of all claims of the LENDERS against the BORROWER to the SECURITY TRUSTEE (for LENDERS' account) against the assignment of these claims in the corresponding amount. The agreements in Article 19.4.1 (j) (cc) shall remain unaffected by this. The claims may not be transferred to the insurers at the expense of the LENDERS, in particular the insurers may not enforce any rights resulting from the assigned claims in relation to the LENDERS. Before the claims of the LENDERS are fully satisfied, the insurers are not entitled


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    to transfer of securities that have been granted to the LENDERS for the purpose of securing the claims."

12. The following addition will be made to the end of Article 19.4.1 (j)
    (ff) sentence 1 of the LOAN AGREEMENT: "...and also in an amount of all claims of the LENDERS vis-a-vis the BORROWER."

13. The following addition will be made to the end of Article 19.4.2 (b) of the LOAN AGREEMENT: "Non-material parts include current and future assets, rights and incomes up to an accumulated amount of DM 2,000,000.00 per calendar year, financial assets and investments in assets up to an amount of DM 2,000,000.00 per calendar year and obligations up to an amount of DM 2,000,000.00 per calendar year insofar as, with regard to investments in fixed assets, these are financed without making use of loan funds from the cash flow or of equity. A decisive factor for calculating the amounts referred to in the previous sentence is in each case the market value at the time of procurement or sale. The expenditures on plant replacements amounting to DM 8,000,000.00 per calendar year that were planned in the original CASH FLOW MODEL shall be considered approved investments and shall not be included in these amounts."

14. The following modification will be made to the end of Article 19.4.2
    (c) of the LOAN AGREEMENT (modified text is marked): "...exceeding in total...the amount of DM 1 Mio. or EUR 0.5 Mio. per calendar year."

15. In Article 20.1 sentence 3 of the second sub-paragraph shall be amended as follows: "All credit balances in the DEBT SERVICE RESERVE ACCOUNT shall be pledged in favor of the LENDERS. The related memoranda of pledge shall essentially correspond to the drafts enclosed in Annexes 12 B (1) and 12 B (2)."

16. The following new (fourth) sub-paragraph shall be added to Article 20.1: - "Credit balances in the PROCEEDS ACCOUNT and the DEBT
    SERVICE RESERVE ACCOUNT may be deposited by issuers in short-term debt securities in DM or EURO (with a maturity of a maximum of 3 years) that, in relation to their last issued, unsecured, non-subordinated long and medium-term capital market securities from the Standard & Poor's Corporation, have been given a short-term rating of A1 or a long-term rating of A- or above, or a corresponding rating from another rating agency recognized by the FACILITY AGENT. The aforementioned securities are to be entered in a depot of the BORROWER belonging to the PROCEEDS ACCOUNT or the DEBT SERVICE RESERVE ACCOUNT at the HypoVereinsbank, Dresden branch. All the securities and the incomes resulting therefrom shall be pledged in favor of the LENDER. The related memoranda of pledge shall essentially correspond to the drafts enclosed in Annexes 12 A (1) or 12 B (1)."

17. Article 20.2 (a) (i) of the LOAN AGREEMENT shall be amended as follows (modified text is marked): "...and operating costs (including any payments to be made by the BORROWER in connection with HEDGING AGREEMENTS, but excluding...".

18. In Article 20.2 (a) (ii) of the LOAN AGREEMENT the following words shall be deleted: "and of all amounts due under the hedging agreements entered into by the BORROWER with the approval of the FACILITY AGENT".


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19. The following changes will be made in Article 20.3 of the LOAN
    AGREEMENT: In the second line the words "February 28, 2001" shall be replaced by the words: "five (5) BUSINESS DAYS after Amendment Agreement No. 4 to this LOAN AGREEMENT takes effect". Sentence 2 shall be deleted.

20. The heading of Article 20.4 of the LOAN AGREEMENT shall be amended as follows (modified text is marked): "Assignment or Pledging of Future Hedging, respectively, Project and Supply Contracts, Transfer of Movable Property". Article 20.4 sentence 1 of the LOAN AGREEMENT shall be amended in the fourth line as follows: "...rights and claims under all further MATERIAL PROJECT CONTRACTS and HEDGING CONTRACTS entered into...". Article 20.4 sentence 1 shall be amended in line 8 as follows (modified text is marked): "...to transfer by way of security or to pledge to the LENDERS...".

21. Article 21.1 sentence 2 of the LOAN AGREEMENT shall be amended as follows (modified text is marked): "Such INITIAL BANKING CASE shall serve as a model structure for all further (revised) BANKING CASES, which will be prepared by the FACILITY AGENT as he deems necessary until repayment in full of all amounts due hereunder."

22. Article 21.2 of the LOAN AGREEMENT shall be amended as follows:
    "During the period from the COMPLETION DATE until the date when all amounts outstanding under this AGREEMENT have been repaid in full, the FACILITY AGENT will determine the ANNUAL DEBT SERVICE COVER RATIO on a half-yearly basis, in each case on the last day of the fiscal year or half-year of the BORROWER as soon as the information required for the calculations has been submitted to him by the BORROWER and confirmed by the auditor."

23. The FACILITY AGENT shall calculate the ANNUAL DEBT SERVICE COVER RATIO pursuant to Article 21.2 of the LOAN AGREEMENT for the first time as of January 1, 2001. The period to be set for the calculation pursuant to Article 1.45 of the LOAN AGREEMENT shall cover January 1, 2000 to December 31, 2000. Since the BORROWER has no repayment commitments in this period, the amounts that the BORROWER has to repay in 2001 under Annex 2 of this Agreement (Annex 19 of the LOAN AGREEMENT) shall be taken as fictitious repayment amounts for the purpose of calculating the ANNUAL DEBT SERVICE COVER RATIO. If the result of this calculation of the ANNUAL DEBT SERVICE COVER RATIO is above 1.7, the MARGIN shall be reduced as of March 30, 2001 to 0.6 % p.a..

24. The BORROWER shall ensure that the "Agreement concerning the obligations of the shareholders" shall be amended essentially in accordance with the draft enclosed with this Agreement as Annex 3.

25. In Annex 15 of the LOAN AGREEMENT the following words shall be deleted under B. 2. after "Deductible": "but in respect of machinery breakdown".

26. In Annex 15 of the LOAN AGREEMENT under B.3 after "Deductible" the amount of DM 15,000.00 shall be changed to DM 100,000.00".

27. In Annex 15 of the LOAN AGREEMENT at the end of B. 4 a) the words "Environmental Impairment Cover as required under Annex 1 of the English Environmental Act, and" shall be


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    replaced as follows: "as may be necessary to comply with the environmental law of the Federal Republic of Germany, and...".

28. Pursuant to Annex 15 of the LOAN AGREEMENT the BORROWER is obliged before the COMPLETION DATE to observe minimum insurance schedule A "Period until Completion", and after the COMPLETION DATE to observe minimum insurance schedule B "Operating period from Completion". The LENDERS shall agree for the purposes of Article 19.4.1 (j) that the BORROWER should be enabled to transfer from minimum insurance schedule A to minimum insurance schedule B also in derogation of the COMPLETION DATE.

29. Annex 19 of the LOAN AGREEMENT shall be replaced by Annex 2 of this Agreement.

30. Annexes 12 A (1) and 12 A (2) of the LOAN AGREEMENT shall be replaced by the drafts attached to this Agreement as Annexes 7 and 8, the drafts pursuant to Annex 12 B (1) and 12 B (2) of the LOAN AGREEMENT shall be amended in accordance with Annexes 9 and 10 of this Agreement.

31. The LENDERS shall agree for the purposes of Article 19.4.2 (c) of the LOAN AGREEMENT to the conclusion of the facility by way of bank guarantee (Avalkredit), a copy of which is enclosed as Annex 4, between the BORROWER and the Bayerische Hypo- und Vereinsbank AG.

All the other terms and provisions of the LOAN AGREEMENT shall remain unaffected by these modifications. The parties agree that no English translation agreed upon between the parties will be made of this Amendment Agreement No. 4.

II. Miscellaneous

1. The LENDERS, the BORROWER, the GUARANTORS and the Bayerische Hypo- und Vereinsbank AG agree that the SECURITY DOCUMENTS (with the exception of C&L-AUSFALLBURGSCHAFT) for the claims of the LENDERS from the LOAN AGREEMENT shall provide security ranking pari passu for the claims of the Bayerische Hypo- und Vereinsbank AG against the BORROWER from the HEDGING AGREEMENTS that are to be entered into in the future. The LENDERS, the BORROWER and the Bayerische Hypo- und Vereinsbank AG in its capacity as an assignee under the HEDGING AGREEMENTS shall for this purpose enter into Amendment Agreement No. 1 concerning security agreements in connection with the Loan Agreement of July 6, 1998 in the amount of DM 508 million as amended by the Amendment Agreements Nos. 1 - 4 as well as Amendment Agreement No. 1 concerning the pledge agreements relating to the shares in the BORROWER as well as in Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH essentially in accordance with the drafts enclosed as Annexes 5A and 5B.

2. The BORROWER shall pledge his claims against the Bayerische Hypo- und Vereinsbank AG from the HEDGING AGREEMENTS that are to be entered into in the future both to the LENDERS as security for their claims against the BORROWER from the LOAN AGREEMENT as well as to the Bayerische Hypo- und Vereinsbank AG as security for its claims against the BORROWER from the HEDGING AGREEMENTS that are to be concluded. The BORROWER and the LENDERS shall further agree to the amendments of the Security Pooling Agreement of


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    December 13, 2000 that are necessary in this connection essentially in accordance with the draft of an amended version of the Security
    Pooling Agreement enclosed with this Agreement as Annex 6.


3. With respect to the insurance policies that have been or still have to be concluded by the BORROWER as provided in Annex 15 of the LOAN AGREEMENT, a new assignment agreement shall be concluded between the BORROWER and the LENDERS, which shall replace the assignment agreement of July 28, 1998. The following provision shall be added to Annex 7 of the LOAN AGREEMENT for the purposes of this assignment agreement:

    "The BORROWER shall inform the insurers that the collateral assigned to the LENDERS is the property of the LENDERS, that the LENDERS are vested with all the rights from the insurance agreements and that the LENDERS shall succeed only to the rights and not to the obligations of the insurance agreements provided that the BORROWER is not entitled to cancel the insurance policy without the approval of the LENDERS. The BORROWER shall request the insurers to send the LENDERS a corresponding security note. If the BORROWER has not, or not sufficiently, effected the insurance policies, the LENDERS may do so at his expense."

4. Once the pledge memoranda referred to in Annexes 7 to 10 take effect, the liens on the respective values pledged shall be settled pursuant to the pledge agreements of July 28, 1998 (Proceeds Account), of July 28, 1998 (Debt Service Reserve Account) and of December 15, 1998 or January 5, 1999 (Investment Account of the Proceeds Account with the HypoVereinsbank Luxemburg S.A.).

III. Final Provisions

The provisions of Articles 34.2, 34.3, 34.4 and 34.5 of the LOAN AGREEMENT shall apply mutatis mutandis to this Amendment Agreement No. 4.

The GUARANTORS agreed to this Amendment Agreement No. 4 and its Annexes in their letter of November 28, 2000 in principle. The HypoVereinsbank shall submit this Agreement to the GUARANTORS for final approval.

The signing of the agreements referred to in Annexes 1, 3, 5 and 6 as well as the final approval of the GUARANTORS is a condition precedent for the effectiveness of this Amendment Agreement No. 4 as well as the agreements referred to in Annexes 7-10.


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This Amendment Agreement No. 4 shall be signed in duplicate. One copy each is intended for the BORROWER and the Bayerische Hypo- und Vereinsbank AG. Each copy shall be considered as an original.

Blankenstein, December 13, 2000




----------------------------------------------
Zellstoff- und Papierfabrik Rosenthal
GmbH & Co KG

Blankenstein, December 13, 2000



----------------------------------------------
Bayerische Hypo- und Vereinsbank Aktiengesellschaft acting on its own behalf and as a representative of the following banks:

ABB Export Bank, Zurich
Baden-Wurttembergische Bank, Stuttgart
Banca Monte Dei Paschi Di Siena SpA, Frankfurt / Main
DG Bank, Nurnberg
GZ-Bank AG, Frankfurt am Main
Landesbank Rheinland-Pfalz International S.A., Luxembourg
Sachsen LB, Leipzig


Annexes:

1. Draft of the pledge agreement relating to the claims of the BORROWER from the HEDGING AGREEMENTS.

2.  Amendments of Annex 19 of the LOAN AGREEMENT.

3. Draft of "Amendment Agreement No. 1 to the Agreement concerning obligations of the shareholders of July 6, 1998".

4. Agreement on granting a facility by way of bank guarantee of June 30, 2000 between the BORROWER and Bayerische Hypo- und Vereinsbank AG.

5A. Amendment Agreement No. 1 concerning security agreements in connection with the Loan Agreement of July 6, 1998 in the amount of DM 508 million as amended by Amendment Agreements Nos. 1 - 4.

5B. Amendment Agreement No. 1 concerning pledge agreements in connection with the shares in the BORROWER as well as in Zellstoff- und
    Papierfabrik Rosenthal Verwaltungs-GmbH.

6. Draft of the amended version of the Security Pooling Agreement of July 28, 1998.

7.  Draft of Annex 12 A (1) of the LOAN AGREEMENT.

8.  Draft of Annex 12 A (2) of the LOAN AGREEMENT.

9.  Draft of Annex 12 B (1) of the LOAN AGREEMENT.

10. Draft of Annex 12 B (2) of the LOAN AGREEMENT.

                                                             ANNEX 3


                         AMENDMENT AGREEMENT No. 1

                                  to the

     Agreement concerning obligations of the shareholders of July 6, 1998 in

     connection with the Loan Agreement of July 6, 1998 in the amount of
        DM 508 million as amended by Amendment Agreements Nos. 1 - 4
              (hereinafter referred to as "LOAN AGREEMENT")

                                  between

                        MERCER INTERNATIONAL, INC.
                  (hereinafter referred to as "MERCER"),

                   SPEZIALPAPIERFABRIK BLANKENSTEIN GMBH
           (hereinafter referred to as "SPEZIALPAPIERFABRIK"),

           ZELLSTOFF- UND PAPIERFABRIK ROSENTHAL VERWALTUNGS-GMBH
             (hereinafter referred to as "VERWALTUNGS-GMBH")

                              on the one hand

                                    and

            BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT
           acting on its own behalf as well as representing the
                       LENDERS of the LOAN AGREEMENT
                       (as defined in the following)

                            on the other hand


MERCER, SPEZIALPAPIERFABRIK and VERWALTUNGS-GMBH on the one hand and the Bayerische Vereinsbank AG (hereinafter referred to as "BV") and the Bayerische Hypotheken- und Wechsel-Bank AG (hereinafter referred to as "Hypo-Bank") on the other hand entered into the "Agreement concerning obligations of the shareholders" in connection with the LOAN AGREEMENT on July 6, 1998.

The BV and the Hypo-Bank merged on August 31, 1998 to form Bayerische Hypo- und Vereinsbank AG. All the rights and obligations of BV and Hypo-Bank under the "Agreement concerning obligations of the shareholders" have passed to Bayerische Hypo- und Vereinsbank AG as a result of the merger.

The banks referred to on the signature page of this Agreement (hereinafter referred to with the Bayerische Hypo- und Vereinsbank AG as the "LENDERS") have acceded to this LOAN AGREEMENT and the Agreement concerning obligations of the shareholders of July 6, 1998 by assignment/transfer in accordance with Article 30 of the LOAN AGREEMENT.

The parties are aware that the BORROWER and the LENDERS of the LOAN AGREEMENT entered into Amendment Agreement No. 4 to the LOAN AGREEMENT on December 13, 2000 and that the conclusion of this Amendment Agreement No. 1 is a condition precedent for the coming into effect of Amendment Agreement No. 4 to the LOAN AGREEMENT.

MERCER, SPEZIALPAPIERFABRIK, VERWALTUNGS-GMBH as well as the LENDERS therefore agree as follows:

1. The terms used in this amendment agreement shall have the meanings given to them in the LOAN AGREEMENT.

2.  The following addition shall be made to the end of sub-paragraph 3
    i):

    "If the fixed-term deposit of DM 25 million of SPEZIALPAPIERFABRIK with HypoVereinsbank Luxemburg S.A. (account no. 550177) (hereinafter referred to as "fixed-term deposit") serving as EQUITY SECURITY and pledged to the LENDERS for the purpose of this Agreement is used for financing the MINIMUM CREDIT, SPEZIALPAPIERFABRIK is no longer obliged to provide EQUITY SECURITY under this Agreement and the LOAN AGREEMENT. The LENDERS shall undertake to release the fixed-term deposit for such use. The Parties agree that the use of the fixed-term deposit in this way does not constitute a drawing within the meaning of 3 b) of this Agreement. The obligation of SPEZIALPAPIERFABRIK to provide the BORROWER with DM 25 million pursuant to sub-paragraph 3 b) (ii) as additional equity funds and/or additional subordinated shareholder loans to prevent bankruptcy or composition proceedings shall remain unaffected hereby."

3. Sub-paragraphs 6 a), c), f) and g) of the "Agreement concerning obligations of the shareholders" shall apply mutatis mutandis to this Amendment Agreement No. 1.

This Amendment Agreement No. 1 shall be signed in quadruplicate. One copy each is intended for MERCER, SPEZIALPAPIERFABRIK, VERWALTUNGS-GMBH as well as the Bayerische Hypo- und Vereinsbank AG. Each copy shall be considered as an original.






Blankenstein, December 13, 2000



-------------------------------------------------------
Mercer International, Inc.



-------------------------------------------------------
Spezialpapierfabrik Blankenstein GmbH



-------------------------------------------------------
Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH






Blankenstein, December 13, 2000




-------------------------------------------------------
Bayerische Hypo- und Vereinsbank Aktiengesellschaft acting on its own behalf and as a representative of the following banks:

ABB Export Bank, Zurich
Baden-Wurttembergische Bank, Stuttgart
Banca Monte Dei Paschi Di Siena SpA, Frankfurt / Main
DG Bank, Nurnberg
GZ-Bank AG, Frankfurt am Main
Landesbank Rheinland-Pfalz International S.A., Luxembourg
Sachsen LB, Leipzig

                                                                  ANNEX 4


         Agreement on granting a facility by way of bank guarantee
                             (Avalkreditlinie)
                 of June 6 and June 30, 2000, respectively

                                between

                             the BORROWER

                                  and

                    BAYERISCHE HYPO- UND VEREINSBANK AG


             [Letterhead of HypoVereinsbank - Dresden Branch]


To:                                       From:


Zellstoff- und Papierfabrik               HypoVereinsbank AG
Rosenthal GmbH & Co. KG                   Dresden Branch
-Management-                              Konigstrasse 2
Hauptstr. 16

D-07366 Blankenstein                      D-01003 Dresden

Contact:                      Phone:                        Date:
Matthias Diener               (0351) 8215-100               06.06.2000


Re:  Grant of a facility by way of bank guarantee

Dear Mr. Nossol and Mr. Stuber,

We are pleased to provide you with the following facility by way of bank guarantee:

Amount:                DM 5,000,000.00
                       (in words: DM five million)

                       which can be used as:

                       a facility by way of bank guarantee
                       (Avalkreditlinie) on account

                       no.: 8592189

Intended use:          The loan shall be used for commercial purposes.

Duration:              Until March 31, 2001

Terms: Until further notice we shall charge you for individual guarantees

                       up to DM 100,000.00        1.75 % p.a.

                       up to DM 500,000.00        1.25 % p.a.

                       up to DM 2,000,000.00      0.75 % p.a.

                       from DM 2,000,000.00       0.50 % p.a.

                       Guarantee commission on claim to the credit facility.

                       Until further notice we shall charge you an issuance fee of DM 50.00 for the preparation of the guarantee.

                       The accounts shall be balanced at the end of each quarter.

Collateral:            We shall use the existing collateral and/or that
                       still to be furnished for all claims against you arising from banking relations as provided in the security agreements entered into separately or are still to be entered into.

According to the regulations (S. 18 of the German Banking Act
(Kreditwesengesetz)) a bank granting loans must have the Borrower disclose its economic situation to the bank, in particular by submission of annual financial statements - both prior to granting the loan as well as during the entire duration of the loan arrangement.

As a result of accepting this loan agreement you shall undertake to regularly send us your annual financial statements provided with legally valid signatures. The German Federal Banking Supervisory Authority (Bundesaufsichtsamt fur das Kreditwesen) has set a time limit of nine months after the date of the balance sheet for the submission of the annual financial statements, or if such financial statements will have not yet been completed, for the submission of equivalent documents.

Our General Terms and Conditions shall also apply. These can be inspected at any branch of our bank, and on request can be sent you to at any time.

Please return the enclosed copy of this letter duly signed to us as an indication of your consent.

Information provided pursuant to S. 8 of the German Money Laundering Act (Geldwaschegesetz):

  X        I am acting/we are acting on our own behalf.

           I am acting/we are acting on behalf of other parties. The name and address of the person/company on whose behalf the loan is being issued is as follows:

           ----------------------------------------------------

Please indicate as applicable. Please inform us as quickly as possible in writing of any changes.

We look forward to doing business with you.

Yours truly,

Bayerische Hypo- und Vereinsbank
Aktiengesellschaft

(signature)           (signature)

Matthias Diener       Andrea Beyer

Blankenstein, June 30, 2000




Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG

Zellstoff- und Papierfabrik Rosenthal Verwaltungsgesellschaft mbH

Annex

Processing note (to be completed by the Bank)

The signature and the submission of identification data pursuant to the German Fiscal Code/ Money Laundering Act (Abgabenordnung/Geldwaschegesetz) have been checked and are correct.


                  (signature)

July 13, 2000     Steffi Lutzkendorf


--------------------------------------

Signature of Bank, date

                                                                  Annex 6


                        SECURITY POOLING AGREEMENT

                                 between

            ZELLSTOFF- UND PAPIERFABRIK ROSENTHAL GMBH & CO KG
                 (hereinafter referred to as "BORROWER"),

                    SPEZIALPAPIERFABRIK BLANKENSTEIN GMBH
           (hereinafter referred to as "SPEZIALPAPIERFABRIK"),

                              on the one hand

                                   and

            BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT
  (hereinafter referred to as "HypoVereinsbank" or "SECURITY TRUSTEE")
                         acting on its own behalf
    and as a representative and SECURITY TRUSTEE, respectively, of the
                       LENDERS of the LOAN AGREEMENT
                       (as defined in the following)

                             on the other hand



The BORROWER, the Bayerische Vereinsbank Aktiengesellschaft ("BV") and the Bayerische Hypotheken- und Wechsel-Bank Aktiengesellschaft ("Hypo-Bank") or the banks referred to on the signature page of this Agreement (hereinafter referred to jointly with the HypoVereinsbank as the "LENDERS") entered on July 6, 1998 into the LOAN AGREEMENT in the amount of DM 508 Mio., on July 28, 1998 into Amendment Agreement No. 1 to the LOAN AGREEMENT of July 6, 1998, on November 11, 1998 and November 30, 1998, respectively, into Amendment Agreement No. 2 to the LOAN AGREEMENT of July 6, 1998, on March 1, 2000 into Amendment Agreement No. 3 to the LOAN AGREEMENT of July 6, 1998 and on December 13, 2000 Amendment Agreement No. 4 to the LOAN AGREEMENT of July 6, 1998 (the LOAN AGREEMENT of July 6, 1998 and the Amendment Agreements Nos. 1 - 4 are referred to jointly in the following as the "LOAN AGREEMENT").

The BORROWER, SPEZIALPAPIERFABRIK, BV and the Hypo-Bank entered on July 28, 1998 into the Security Pooling Agreement concerning the SECURITY DOCUMENTS that are to be provided by the BORROWER or SPEZIALPAPIERFABRIK in connection with the LOAN AGREEMENT (hereinafter referred to as "SECURITY POOLING AGREEMENT 1998").

The BV and the Hypo-Bank merged on August 31, 1998 to form Bayerische Hypo- und Vereinsbank AG. All the rights and obligations of BV and Hypo-Bank under the LOAN AGREEMENT as well as the SECURITY POOLING AGREEMENT 1998 have passed to HypoVereinsbank as a result of the merger.

In addition to Amendment Agreement No. 4 to the LOAN AGREEMENT, the BORROWER and HypoVereinsbank entered into the "Agreement on the Agreement concerning a Hedging Strategy" on December 13, 2000, under which the BORROWER will enter into HEDGING AGREEMENTS with the HypoVereinsbank (as defined in Article 1.101 of the LOAN AGREEMENT).

The BORROWER, the LENDERS and the HypoVereinsbank have further agreed in Amendment Agreement No. 4 to the LOAN AGREEMENT with the consent of the GUARANTORS that the SECURITY DOCUMENTS (with the exception of the C&L-AUSFALLBURGSCHAFT) for the claims of the LENDERS from the LOAN AGREEMENT shall provide collateral ranking pari passu for the claims of the HypoVereinsbank against the BORROWER from the HEDGING AGREEMENTS to be entered into in the future.

The BORROWER, the LENDERS and the HypoVereinsbank entered into the Pledge Agreement concerning the claims of the BORROWER against the HypoVereinsbank from HEDGING AGREEMENTS (hereinafter referred to as the "PLEDGE AGREEMENT CONCERNING HEDGING AGREEMENTS").

The BORROWER, the LENDERS, the HypoVereinsbank, SPEZIALPAPIERFABRIK, ZELLSTOFF- UND PAPIERFABRIK ROSENTHAL VERWALTUNGS-GMBH and MERCER INTERNATIONAL, INC. further entered into Amendment Agreement No. 1 concerning security agreements on December 13, 2000. In addition, SPEZIALPAPIERFABRIK, the LENDERS and HypoVereinsbank entered on December 13, 2000 into Amendment Agreement No. 1 concerning the Pledge Agreements relating to the shares in the BORROWER. Both Amendment Agreements shall be referred to hereinafter jointly as "SECURITY RIGHT AMENDMENT AGREEMENTS".

On December 13, 2000, Mercer International, Inc., SPEZIALPAPIERFABRIK and Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH on the one hand and HypoVereinsbank on its own behalf and as a representative of the LENDERS on the other hand entered into Amendment Agreement No. 1 to the "Agreement concerning obligations of the shareholders" of July 6, 1998.

The parties are aware that the conclusion of this Agreement is a condition precedent for the coming into effect of Amendment Agreement No. 4 to the LOAN AGREEMENT.

Having stated this, the SECURITY POOLING AGREEMENT 1998 shall be amended as follows:

1.   Definitions

     The terms used and not otherwise defined in this Agreement (including the preamble) shall have the same meaning as in the LOAN AGREEMENT.

2.   Security Rights

2.1 The BORROWER or, as the case may be, certain third parties have provided the following Security Rights for the BORROWER's obligations to the LENDERS under the LOAN

     AGREEMENT as well as for the BORROWER's obligation to the HypoVereinsbank under the HEDGING AGREEMENTS (amended if applicable by the SECURITY RIGHT AMENDMENT AGREEMENTS:

     - the Assignment Agreement (Project and Delivery Contracts) dated July 28, 1998;
     - the Assignment Agreement (Insurances) dated July 28, 1998;
     - the Mortgage Deeds in the amounts of DM 15,000,000.00 and DM 548,000,000.00 dated March 5, 1998 and the Mortgage Purpose Declarations dated July 28, 1998,
     - the Pledge and Title Transfer Agreements of Shares in the BORROWER (and the shares in Zellstoff- und Papierfabrik Rosenthal Verwaltungs-GmbH) dated July 28, 1998,
     - the Title Transfer Agreements for MOVABLE PROPERTY dated July 28,
       1998,
     - the PROCEEDS ACCOUNT Pledge Agreement dated December 13, 2000,
     - the DEBT SERVICE RESERVE ACCOUNT Pledge Agreement dated December
       13, 2000;
     - the INVESTMENT RESERVE ACCOUNT Pledge Agreement dated July 28,
       1998;
     - the Agreement concerning obligations of the shareholders dated July 6, 1998 as amended by Amendment Agreement No. 1 of December 13, 2000 as well as
     - the PLEDGE AGREEMENT CONCERNING HEDGING AGREEMENTS.

In accordance with Articles 19.4.1 (j) and 20.4 of the LOAN AGREEMENT, the BORROWER has undertaken to assign or, as the case may be, transfer by way of security from time to time its rights, title and interest under the insurances to be entered into by the BORROWER in the future, under the future MATERIAL PROJECT CONTRACTS as well as the future transfer of MOVABLE PROPERTY and to grant to the LENDERS such further SECURITY RIGHTS to comply with its negative pledge undertaking contained in Article 19.4.2
(a) of the LOAN AGREEMENT. Under sub-paragraph II. 1 of Amendment Agreement No. 4 to the LOAN AGREEMENT, the above mentioned SECURITY RIGHTS shall provide collateral ranking pari-passu for the claims of the HypoVereinsbank from HEDGING AGREEMENTS to be entered into in the future.

2.2 C&L prepared the C&L-AUSFALLBURGSCHAFT on the basis of the guarantee decision of April 23, 1998, that is attached to the LOAN AGREEMENT as an annex, for the obligations of the BORROWER against the LENDERS under the LOAN AGREEMENT.

2.3 The SECURITY RIGHTS listed in sub-paragraph 2.1 and 2.2 as well as the SECURITY RIGHTS to be granted in the future shall be referred to jointly hereinafter as "SECURITY RIGHTS".

3.   Purpose of the Security Documents, Retransfer

3.1 The SECURITY RIGHTS shall serve as security for the purposes set out in the SECURITY DOCUMENTS and in the PLEDGE AGREEMENT CONCERNING HEDGING AGREEMENTS or shall provide collateral for the claims described therein respectively.

3.2 After all claims secured in accordance with sub-paragraph 3.1 have been satisfied, the LENDERS and the HypoVereinsbank (or the SECURITY TRUSTEE on their behalf, respectively) shall retransfer the SECURITY RIGHTS included in this Security Pooling

     Agreement, that have not been used by them, to the BORROWER or to the respective third party provider of such SECURITY RIGHTS. This shall, however, not apply if the LENDERS and the HypoVereinsbank (or the SECURITY TRUSTEE, respectively) are obliged by law to retransfer any SECURITY RIGHTS or any excess proceeds to a third party.

3.3 The EQUITY SECURITY is to be released in accordance with the provisions of 3 i) of the Agreement concerning obligations of the shareholders of July 6, 1998 as amended by Amendment Agreement No. 1 of December 13, 2000.

4.   Powers of Security Trustee/Agent

4.1 HypoVereinsbank, pursuant to Article 24 of the LOAN AGREEMENT, has been appointed SECURITY TRUSTEE for, or representative of the LENDERS, respectively, in connection with the SECURITY RIGHTS granted or to be granted by the BORROWER or SPEZIALPAPIERFABRIK (HypoVereinsbank in both capacities hereinafter referred to as the "SECURITY TRUSTEE"). In relation to such appointment, each LENDER hereby authorizes the SECURITY TRUSTEE:

        (a) to make or receive on its behalf any declarations required for the establishment, administration and management or liquidation of the SECURITY RIGHTS and to exercise such rights and powers, remedies, and discretionary acts as are specifically conferred upon the SECURITY TRUSTEE by the LOAN AGREEMENT, this Security Pooling Agreement and/or the SECURITY DOCUMENTS together with such powers and discretions as are reasonably incidental thereto; and

        (b) to take such action on its behalf as may from time to time be authorized under or in accordance with the LOAN
              AGREEMENT, this Pooling Agreement and/or the SECURITY
              DOCUMENTS.

4.2 The SECURITY TRUSTEE shall have no duties, obligations or liabilities to any of the LENDERS beyond those expressly provided for in the LOAN AGREEMENT, this Security Pooling Agreement and/or any of the SECURITY DOCUMENTS.

4.3  Each of the LENDERS hereby authorizes the SECURITY TRUSTEE:

        (a) to enter into and execute each of the SECURITY DOCUMENTS corresponding substantially with the respective forms set out in the Annexes to the LOAN AGREEMENT; and

        (b) in each and every case, to hold and to maintain the SECURITY RIGHTS thereby created for itself (also, with the exception of the C&L AUSFALLBURGSCHAFT, in its capacity as assignee for its claims under the HEDGING AGREEMENTS) and as agent and/or trustee for such LENDER in the manner contemplated by the LOAN AGREEMENT, this

              Pooling Agreement or, as the case may be, by the relevant SECURITY DOCUMENT.

4.4 Subject to sub-paragraph 4.5 below, the SECURITY TRUSTEE in the exercise of any right or power as well as to any matter not expressly provided for by this Security Pooling Agreement or in any SECURITY DOCUMENT, may act or refrain from acting in accordance with the instructions of the MAJORITY OF LENDERS and shall be fully protected in so doing. In the absence of such instructions, the SECURITY TRUSTEE may act or refrain from acting at its own discretion and any such decision made by the SECURITY TRUSTEE shall be binding on all the LENDERS. Subject to sub-paragraph 4.5 below, any modification or amendment to this Security Pooling Agreement or to any of the SECURITY DOCUMENTS shall be in writing and requires the consent of the BORROWER (or, as long as the EQUITY SECURITY is not re-transferred to SPEZIALPAPIERFABRIK as provided for in 3.3, of SPEZIALPAPIERFABRIK, respectively) as well as of the MAJORITY OF LENDERS.

4.5 Except with the prior written consent of each LENDER and the GUARANTORS - and with the exception of the case provided for in sub-paragraph 3.3 -, the SECURITY TRUSTEE on any modifications shall have no authority to agree with the BORROWER or SPEZIALPAPIERFABRIK on any amendment to, or on any other actions in relation to, any of the SECURITY DOCUMENTS that would have the effect on the BORROWER (or, as long as the EQUITY SECURITY is not re-transferred to SPEZIALPAPIERFABRIK as provided for in 3.3, on SPEZIALPAPIERFABRIK, respectively) of releasing the security created by any of the SECURITY RIGHTS, unless such release is required by law or provided for in the SECURITY DOCUMENTS or if such release is effected at the request of the BORROWER for the purpose of a sale permissible under
     Article 19.4.2 (b) of the LOAN AGREEMENT.

4.6 The SECURITY TRUSTEE shall be entitled to enforce any rights under this Security Pooling Agreement (thereby acting on its own behalf, also in its capacity as assignee under the HEDGING AGREEMENTS, and on behalf of the LENDERS) as well as the SECURITY DOCUMENTS against the BORROWER acting on its own behalf and/or on behalf of SPEZIALPAPIERFABRIK.

4.7 The LENDERS are aware that when HypoVereinsbank is exercising a right or power, as well as regarding other matters relating to the SECURITY RIGHTS, it shall also act in its own interests, in its capacity as LENDER under the LOAN AGREEMENT as well as assignee under the PLEDGE AGREEMENT CONCERNING HEDGING AGREEMENTS as well as under the SECURITY RIGHT AMENDMENT AGREEMENTS. The SECURITY TRUSTEE shall be exempt from the restrictions set out in S. 181 of the German Civil Code (Burgerliches Gesetzbuch). If a decision of the MAJORITY OF LENDERS is required in this regard, the claims of the HypoVereinsbank from the HEDGING AGREEMENTS will not be taken into account.

5.   Realization of Security Rights, Distributions of Proceeds

     With respect to the realization of the SECURITY RIGHTS the respective provisions of the SECURITY DOCUMENTS shall apply. After the LOAN AGREEMENT has been terminated pursuant to Article 22 thereof, the proceeds resulting from the realization of the SECURITY RIGHTS (with the exception of the proceeds from the C&L Ausfallburgschaft) shall be applied in accordance with the following order of priority:

     - first, in or towards payment of all costs, charges, fees and expenses of or incurred by the SECURITY TRUSTEE under or pursuant to the SECURITY DOCUMENTS and/or this Security Pooling Agreement;

     - secondly, in or towards payments of any arrears of interest under the LOAN AGREEMENT and the HEDGING AGREEMENTS as well as in or towards payments of any commission and costs and expenses reimbursable under the LOAN AGREEMENT and the HEDGING AGREEMENTS provided that these were not paid/reimbursed on maturity;

     - thirdly, in payment of all other interest, payable under the LOAN AGREEMENT and the HEDGING AGREEMENTS;

     - fourthly, in payment of the amount of the principal of the LOAN AGREEMENT and any other sum due under the LOAN AGREEMENT and the HEDGING AGREEMENTS;

     - fifthly, in payment of the surplus to the BORROWER or other person entitled to it.

5.2 Sub-paragraph 5.1 shall apply mutatis mutandis to the distribution of the proceeds of the C&L AUSFALLSBURGSCHAFT, provided that a distribution of the proceeds to the HypoVereinsbank is not made as discharge of claims from the HEDGING AGREEMENTS.

6.   Costs, Taxes, Compensation

6.1 The BORROWER shall reimburse the SECURITY TRUSTEE of all costs, charges, fees and expenses incurred by it in connection with the SECURITY DOCUMENTS and this Security Pooling Agreement. If and to the extent that such costs, charges, fees and expenses are not recoverable from the BORROWER, they will be allocated to the LENDERS on a pro rata basis according to their respective LENDER's Commitment.

6.2  The BORROWER shall pay to the SECURITY TRUSTEE a fee as agreed in
     Article 25.3 of the LOAN AGREEMENT.

7.   Information

     Upon request, the SECURITY TRUSTEE shall furnish copies of the SECURITY DOCUMENTS to the LENDERS and shall inform the LENDERS of the contents of any material notice, authentication or other document received by the SECURITY TRUSTEE from the BORROWER or SPEZIALPAPIERFABRIK under or pursuant to any SECURITY DOCUMENT. In addition, any material actions authorized and effected by the SECURITY TRUSTEE in accordance with sub-paragraph 4.4 shall be promptly notified to each LENDER by the SECURITY TRUSTEE.

8.   Miscellaneous

8.1 This Security Pooling Agreement is entered into for an indefinite period of time and shall remain in force as long as any amount under the LOAN AGREEMENT remains outstanding.

8.2 The form and content of this Security Pooling Agreement, as well as the rights and obligations of the LENDERS, HypoVereinsbank in its capacity as assignee under the HEDGING AGREEMENTS, the BORROWER and SPEZIALPAPIERFABRIK shall be subject to and construed in accordance with the laws of the Federal Republic of Germany in every respect. Place of performance of this Agreement shall be Munich. The applicable place of jurisdiction for all disputes arising out of or in connection with this Agreement shall be Munich. The SECURITY TRUSTEE may however, at its option, commence proceedings against the BORROWER also before any other court of law in which assets of the BORROWER are situated.

8.3 Should any provision of this Security Pooling Agreement be or become wholly or partly invalid, then the remaining provisions shall remain valid. Invalid provisions shall be construed in accordance with the intent of the parties and the purpose of this Security Pooling Agreement.

8.4 The LENDERS are entitled to transfer their respective rights and obligations under this Pooling Agreement to any such party, to which portions of the LOAN FACILITY are transferred pursuant to Article 30 of the LOAN AGREEMENT. In addition, the transfer of the rights and obligations of HypoVereinsbank under this Security Pooling Agreement requires the consent of the MAJORITY OF LENDERS.

8.5 Any modification and amendment to this Security Pooling Agreement shall be made in writing.

8.6 In addition, the provisions of Article 23 of the LOAN AGREEMENT in relation to the rights and obligations of the FACILITY AGENT shall apply mutatis mutandis.

This Agreement shall be signed in triplicate. One copy each is intended for the BORROWER, SPEZIALPAPIERFABRIK and the HypoVereinsbank. Each copy shall be considered as an original.




Blankenstein, December 13, 2000



---------------------------------------------------

Zellstoff- und Papierfabrik Rosenthal GmbH & Co KG




---------------------------------------------------

Spezialpapierfabrik Blankenstein GmbH




---------------------------------------------------
Bayerische Hypo- und Vereinsbank Aktiengesellschaft acting on its own behalf and as a representative of the following banks:

ABB Export Bank, Zurich
Baden-Wurttembergische Bank, Stuttgart
Banca Monte Dei Paschi Di Siena SpA, Frankfurt / Main
DG Bank, Nurnberg
GZ-Bank AG, Frankfurt am Main
Landesbank Rheinland-Pfalz International S.A., Luxembourg
Sachsen LB, Leipzig